Exhibit 99.1

FOR IMMEDIATE RELEASE	NEWS March 2, 2026	OTCQB: FTCO

FORTITUDE GOLD TO ADVANCE EAST CAMP DOUGLAS
PROPERTY THROUGH $40 MILLION JOINT VENTURE

Colorado Springs, Colorado – March 2, 2026 – Fortitude Gold Corp. (OTCQB: FTCO) (the “Company”) announced that it has entered into a Joint Venture Agreement (the “JV Agreement”) with Hawthorne Land & Minerals, LLC (“Hawthorne”) to accelerate the exploration and development of its East Camp Douglas property located in Mineral County, Nevada. Pursuant to the JV Agreement, the parties will form an operating subsidiary, East Camp Douglas, LLC (the “JV”), which will be funded through a strategic $40 million investment by Hawthorne. The investment is intended to support an aggressive exploration program designed to advance the highly prospective property towards potential discoveries. The intent of the JV is to capitalize on the property’s potential with the near-term goal to define a major gold discovery, followed by permitting and advancing a mine into production in the shortest amount of time possible. Fortitude Gold is a gold producer, developer, and explorer with operations in Nevada, U.S.A. offering investors exposure to both gold production and dividend yield.

This strategic JV, which will be 60% owned by Fortitude and 40% by Hawthorne, is structured with Fortitude contributing the East Camp Douglas property and Hawthorne contributing a total of $40 million. Following Hawthorne’s initial $40 million investment to secure its 40% ownership interest, the parties will fund future JV expenditures on a pro rata basis, in accordance with their respective ownership interests (60% Fortitude / 40% Hawthorne).

Highlights of the JV:

•	Aggressive and substantial $40 million USD exploration / advancement budget
•	Extreme shortening of exploration timeline into ~1 to 2 years
•	Well positioned to make gold deposit discoveries
•	Fast track mine permitting focus in parallel to exploration efforts
•	Powerful JV partner
•	FTCO retains 60% majority ownership
•	FTCO to manage project development and future gold production
•	FTCO appoints two (2) of three (3) total JV board members

•	Well positioned to discover, permit, and build mines on an accelerated basis

Capital deployed in the JV will encompass numerous exploration programs including drilling, various geologic surveys, assaying, delineation, and modeling. Other uses of capital include environmental baseline background studies, rock characterization reports, and other studies required to advance a mine through the permitting process, planned to be done in parallel with the property’s exploration programs. The intention of the East Camp Douglas JV is to dramatically expedite discovering, delineating, designing, permitting, and producing gold from one or more mines on the property in the shortest amount of time possible, an accelerated timeframe that Fortitude alone could not achieve.

The Company is currently in the process of permitting an exploration Plan of Operations/ Nevada Reclamation Permit (“Exploration EA”) at East Camp Douglas with the Bureau of Land Management and Nevada Division of Environmental Protection, Bureau of Mining Regulation and Reclamation, which will support expanded exploration disturbance of up to 125 acres. The Company will continue exploration drilling under two active Notices (“NOI’s”) in the Project Area while the Plan/NRP permitting is in progress. Once the Plan/NRP permitting is approved, the Company expects multiple drills to begin testing numerous exploration targets generated through past Company drilling and exploration programs.

“We are very pleased with this East Camp Douglas Joint Venture Agreement, incredibly excited to advance exploration like never before, and would like to thank our JV partner Hawthorne Land & Minerals, LLC as we target a major discovery on an expedited basis,” stated Fortitude Gold’s President and CEO, Mr. Jason Reid. “This powerful East Camp Douglas JV positions stakeholders to explore and advance East Camp on an accelerated basis. If I had to pick one of our properties where we are positioned to make an impending major discovery, it’s East Camp Douglas. To advance East Camp organically would take numerous years, especially given how our original business plan was derailed by the Biden Administration. This JV puts us in a position to potentially make a significant discovery in the next one to two years under a mining friendly Trump Administration. This aggressive exploration investment into East Camp Douglas is not something Fortitude could do alone, and we will happily share 40% of what we discover with Hawthorne Land & Minerals, LLC who is making this very aggressive exploration step-change possible.”

Mr. Reid continued, “While discovering a deposit and developing a mine are time intensive, we are fortunate to have a very mining supportive Federal Administration currently in place, gold prices regularly setting new all-time highs, and we are now positioned to thoroughly explore East Camp Douglas in short order. We were previously approached by major mining companies interested in partnering on the property. One such negotiation stalled as they wanted full operational control, a path to majority stake ownership, and an exploration program that was not targeted to utilize an exploration EA and the ability to explore up to 125 acres compared to an NOI’s 5-acre limited disturbance area. This spectacular JV Agreement enables us to maintain controlling interest, and if we are fortunate enough to discover one or more deposits, Fortitude Gold gets to advance those deposits into production. We are very excited that Hawthorne shares our vision of the potential in this unique district sized property, with its large gold mineralized lithocap to the south and high-grade gold veins to the north. East Camp Douglas’ potential for a major discovery warrants this substantial investment of 40 million dollars.”

“No one has a crystal ball, but this East Camp Douglas JV has the potential to be a positive and pivotal inflection point for Fortitude Gold. While we are fortunate to have tremendous exploration and development potential with our other seven properties which we own 100%, this JV is an incredible opportunity to leverage both East Camp Douglas’ huge exploration potential with Hawthorne’s financial prowess. Fortitude Gold shareholders and Hawthorne are in a strong position to make a potential major near-term discovery and capitalize on this incredible gold price during this pro-business and pro-mining administration,” stated Mr. Reid.

The Company plans to discuss this Joint Venture in its upcoming year-end conference call, which will be announced shortly in a separate press release.

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FORTITUDE GOLD CORP.
Nevada, USA
Humboldt
Washoe
Pershing
Churchill
Lander
Eureka
Storey
Carson City
Lyon
Douglas
Mineral
Nye
Esmeralda
Ripper
Isabella Pearl
County Line
Mina Gold
Golden Mile
Intrepid
East Camp Douglas
Dauntless
East Camp Douglas
Fortitude Gold Properties
Scale: 1 : 3,350,000

About East Camp Douglas:

East Camp Douglas property is in the Silver Star mining district in Mineral County, Nevada, located approximately 6 mi (10 km) southwest of the town of Mina. The property covers 5,583 acres (2,259 ha) consisting of 293 unpatented lode mineral claims, 24 unpatented placer claims, 12 patented mining claims, and three fee land parcels. Low-sulfidation gold-bearing mineralization associated with a silica lithocap is observed in the southern portion of East Camp Douglas, while the northern portion of the East Camp Douglas area contains high-sulfidation style gold-bearing mineralization. Fortitude Gold exploration drill programs have intercepted high-grade gold mineralization in both the south and north portions of the property.

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NORTH AREA
Northern Veins
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WRS AREA
South Lithocap
LITHOCAP AREA
FORTITUDE GOLD CORP.
East Camp Douglas
Mineral County, Nevada, USA
N
Plunge +90
Azimuth 000
Looking down
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About Fortitude Gold Corp.:

Fortitude Gold is a U.S. based gold producer targeting projects with low operating costs, high margins, and strong returns on capital. The Company’s strategy is to grow organically, remain debt-free, and distribute dividends. The Company’s Nevada Mining Unit consists of eight high-grade gold properties. Fortitude Gold owns 100% of its properties, with the exception of East Camp Douglas, which is held in a joint venture with Fortitude owning 60%. The Isabella Pearl, Scarlet South, and County Line Mines are currently in production in Mineral and Nye Counties, Nevada. Nevada, U.S.A. is among the world’s premier mining friendly jurisdictions.

Cautionary Statements: This press release contains forward-looking statements that involve risks and uncertainties. If you are risk-averse you should NOT buy shares in Fortitude Gold Corp. The statements contained in this press release that are not purely historical are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. When used in this press release, the words “plan”, “target”, “anticipate,” “believe,” “estimate,” “intend” and “expect” and similar expressions are intended to identify such forward-looking statements. Such forward-looking statements include, without limitation, the statements regarding the Company’s strategy and future plans for production. All forward-looking statements in this press release are based upon information available to the Company on the date of this press release, and the Company assumes no obligation to update any such forward-looking statements. Forward looking statements involve a number of risks and uncertainties, and there can be no assurance that such statements will prove to be accurate. The Company’s actual results could differ materially from those discussed in this press release.

Contact:

Greg Patterson

719-717-9825

greg.patterson@fortitudegold.com

www.Fortitudegold.com